UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2012 (February 23, 2012)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2012, the Board of Directors of Cracker Barrel Old Country Store, Inc. (the “Company”) amended certain provisions of the Company’s Amended and Restated Bylaws, effective as of such date. The following is a summary of the amendments to the Amended and Restated Bylaws, as amended (the “Amended Bylaws”). The descriptions below are summary in nature, not complete and qualified in their entirety by reference to the full text of the Amended Bylaws attached hereto and incorporated by reference herein.

The Amended Bylaws were modified in Article 3 to conform with the Company’s Amended and Restated Charter (the “Charter”), regarding the establishment of the fixed number of directors at no less than five (5). The sections of the Amended Bylaws regarding committees of the Board of Directors (Articles 3 and 5) were clarified to set forth certain limitations of the authority granted to committees of the Board of Directors. In addition, the duties of the respective officer positions were clarified in Article 4 to conform with the current officer positions.

The sections of the Amended Bylaws regarding meetings of the Board of Directors (Article 5) were clarified to provide flexibility for the date and time of such meetings, as opposed to an annual meeting of directors being designated to occur immediately following the annual meeting of shareholders. Furthermore, Article 5 of the Amended Bylaws was modified to require a majority of the directors then in office to call a special meeting, whereas previously two (2) directors could call a special meeting of the Board of Directors. In addition, Article 5 of the Amended Bylaws was modified to clarify conformity with the statutory provisions regarding an action of the Board of Directors without a meeting.

The sections of the Amended Bylaws regarding shareholders meetings (Article 6) were clarified to provide flexibility for the date of an annual meeting and to specify the mechanics of calling a special meeting. The sections therein of the Amended Bylaws regarding business conducted at a shareholders meeting (Article 6) were clarified to state that a shareholder who brings business before a meeting must be a record or beneficial shareholder both at the time of notice and at the time of the meeting. The sections of the Amended Bylaws regarding notice requirements of shareholders meetings were clarified to state that the notice requirement applies to both annual and special meetings.

In addition to the amendments summarized above, the Amended Bylaws contain modifications: (1) to provide reference to the registered agent (Article 2), (2) to conform to both the Charter and current provisions of the Tennessee Business Corporation Act, (3) to improve consistency, style and readability and (4) to properly number articles and sections accordingly.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws, as amended (Restated for SEC filing purposes only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2012	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended (Restated for SEC filing purposes only).